99.1
                                                For Further Information Contact:
For Immediate Release
---------------------
                                                Christopher J. Ryan
                                                President
                                                711-2 Koehler Avenue
                                                Ronkonkoma, NY  11779
                                                631-981-9700



                            LAKELAND INDUSTRIES, INC.
                                     (LAKE)

                         Lakeland Reports Sales for the
                                  Three Months
                             Ended January 31, 2004
                                Increased by 8.6%

Lakeland Industries, Inc. (the "Company") believes that it is a leading manufacturer of a comprehensive line of safety garments and accessories for the industrial safety and protective clothing industries in the United States.

The Company's disposable protective garments are used primarily for: (i) safety
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and hazard protection, to protect the wearer from contaminants or irritants,
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such as, chemicals, pesticides, fertilizers, paint, grease, and dust and from limited exposure to hazardous waste and toxic chemicals including acids, asbestos, lead, dangerous hydro-carbon's, (PCB's), Dioxin and other mid to lower level toxic chemicals, (ii) protection from highly concentrated and powerful
                            ------------------------------------------------
chemical and biological toxins, for use by and to protect hazmat fire and police
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clean up brigades from terrorist incidents, accidental toxic chemical spills and/or biological discharges, to protect civilian and military personnel in the cleaning and maintenance of chemical, petrochemical and nuclear facilities and military disposal of chemical and biological warfare agents, (iii) heat and fire
                                                                   -------------
protection, to protect municipal fire fighters, military, airport and industrial
----------
fire fighting teams and for maintenance of "hot" equipment, such as, coke ovens, kilns, glass furnaces, refinery installations, and smelting plants, (iv) hand
                                                                         ----
and arm protection, to protect the wearer's hand and arms from lacerations, heat
------------------
and chemical irritants without sacrificing manual dexterity or comfort, and (v) protection from viral and bacterial micro biologicals, to protect the wearer
-----------------------------------------------------
from contagious diseases, such as SARS, AIDS and hepatitis, at hospitals, clinics and emergency medical rescue sites.

Net sales for the three months ended January 31, 2004 on a consolidated






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basis increased approximately 8.6% as compared to consolidated sales for the three months ending January 31, 2003 while [(ii) above] high end chemical protection suit sales increased at an annual rate of 55%, and [(iii) above] fire turn out gear and woven accessorial items at 21%.

Lakeland provided the majority of the chemical protective suits for the recent Senate Capitol building clean-up of "Ricin" and the clean up of "Anthrax" in the Capitol building areas and Washington post offices in 2001.

Homeland Security/U.S. Fire Administration announced on January 30, 2004 that Round 31 of the Assistance to Firefighters Grants to aid American Fire Departments has dispersed $651 million of the $750 million appropriated in 2003 to support their role as "First Responders" to terrorist and other incidents.

The Bush administration has proposed in its 2004 budget and additional $500 million for this Grant Program.

These funds are used directly to purchase the Company's Chemical Protective Suits and Fire Turnout Gear.

The Assistance to Firefighters Grant Program (AFGP) is administered by the U. S. Fire Administration (USFA), part of the Federal Emergency Management Agency
(FEMA), and assists rural, urban and suburban fire departments throughout the United States. These funds are used by the nation's firefighters to increase the effectives of fire fighters' response to terrorist incidents, firefighting operations, firefighter health and safety programs, new fire apparatus, emergency medical service programs, and fire prevention and safety programs.

The fire operations/fire fighter safety program provides funds to fire districts to purchase Lakeland's products which primarily include chemical protective suits used for protection against chemical and biological warfare weapons or other toxins and secondarily the Company's fire turn out gear and other personal protective apparel sold by Lakeland. Under the AFGP initiative, federal funds for equipment and protective gear have represented the largest percentage of grant monies in 2002 and 2003.

The $750 million in funding for 2003 began in mid-summer and will continue in 2004. Proposed 2004 funding of 500 million will begin in summer of 2004 and go throughout 2005 if history is any indicator. AFGP funds may continue to be appropriated in 2005, 2006 and beyond. In addition fire districts also tap additional funds from Federal Community Development Block Grants and other state grants and incentives. Further government funding in our product line area will emanate from the Bioterrorism Act of 2002. Funds from that bill should start flowing primarily to State Homeland Security Agencies in 2006 and beyond.

The Company believes that this AFGP funding is partially responsible for the 55% increases in sales it has seen on an annual basis in chemical protective suits and the 21% sales increases in fire turnout gear and related items this year. Looking ahead into calendar 2004 Lakeland believes sales growth will not only come from its North American markets but from international sales as Sales offices have been opened this year in the United Kingdom to cover the European markets and in China to cover the Asian markets both geographic areas the Company has rarely sold to.

The Company added to its sales force this quarter new sales executives in Canada, the U.S., and China.

The Company's Chinese subsidiaries recently completed a new 90,000 square foot manufacturing facility in Jiazhou City, China and a 17,000 square foot expansion of its existing facility in An Qui City. The Company owns these buildings out right and these facilities are staffed by some 850 of its OWN employees. The Company has NO Chinese partners in any of its three Chinese operating facilities.

In anticipation of the opening of the Chinese domestic markets for Lakeland's products under the USA's WTO Treaty with China, one of the Company's Chinese facilities recently commenced negotiations for the sale of woven anti-static garments to the burgeoning electrical, clean room, and industrial manufacturing operations being built in China by American, European, and Asian hi-tech companies.

The Chinese operations are also completing the certification process to manufacture and sell disposable and woven medical garments not only for the Chinese domestic market, but also the U.S.A. and Canadian markets. Concomitant to this certification process, the Company has been in discussions with a major American medical distributor located in China to distribute these products in China, and is presently manufacturing for sale a specially designed and certified SARS protective suit for Chinese Hospitals. Negotiations are also ongoing in China with regard to potentially supplying Walmart with a line of Polypropylene protective garments for its consumer markets.

In order to increase historical profit margins Lakeland is also shifting on an ongoing basis more of its U.S.A. domestic production to these Chinese manufacturing subsidiaries and secondarily to its Mexican manufacturing subsidiary.

Lastly, Lakeland recently concluded with its primary lender a $3 million increase in its line of credit.

With the expansion of its China manufacturing facilities, the hiring of additional sales executives, and an increase in the Company's credit lines management now believes, the Company is ideally positioned to take






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advantage of the expanding Homeland Security markets, a rapidly improving domestic economy and the introduction of new product lines into the Asian and European markets while simultaneously increasing historical profit margins.

Lakeland also expects that as demand for its products grows, various of its markets will be receptive to price increases by next year.

Lakeland's product line and other information can be viewed at www.lakeland.com.
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Statements contained in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities and Litigation Reform Act of 1995. In addition, words such as "could," "should," "may," "feels," "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including but not limited to the timely development and acceptance of new products, the impact of competitive products and pricing, changing market conditions, the successful integration of acquisitions, continued availability and favorable pricing of raw materials, and the other risks. Actual results may differ materially from those projected. The company disclaims, however, any intent or obligation to update these forward-looking statements.